EXHIBIT 3.68

CERTIFICATE OF INCORPORATION

OF

RCI CORPORATION

The undersigned, for the purpose of organizing a corporation under the General Corporation Law of the State of Delaware, hereby certifies:

FIRST: The name of the corporation is RCI CORPORATION.

SECOND: The address of the corporation’s registered office in the state of Delaware is 100 West 10th street, Wilmington,/Delaware, New Castle County. The name of its registered agent at that address is The Corporation Trust Company.

THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH: The corporation shall have authority to issue a total of 1,000 shares of capital stock, all of which shall be common stock with a par value of $.01 per share.

FIFTH: The name and mailing address of the incorporator is Josephine S. Trubek, Corporate Counsel, Rochester Telephone Corporation, 100 Midtown Plaza, Rochester, New York, 14646.

SIXTH: Election of directors need not be by written ballot unless and to the extent the By-Laws of the corporation so provide.

SEVENTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, or repeal from time to time the By-Laws of the corporation in any manner not inconsistent with the laws of the State of De1aware or the Certificate of Incorporation of the Corporation.

EIGHTH: The Corporation reserves the right at any time and from time to time to amend, alter or repeal any provision contained in the Certificate of Incorporation in the manner now or as hereafter prescribed by law, and all rights, preferences, and privileges conferred upon stockholders, directors, and officers by or pursuant to this Certificate of Incorporation in its present form or as hereafter amended are subject to the rights reserved in this Article.

In witness whereof I have signed this Certificate of Incorporation this 17th day of September, 1982.

/s/ Josephine S. Trubek
Josephine S. Trubek, Incorporator

STATE OF NEW YORK

COUNTY OF MONROE

On this 17th Day of September, 1982 before me personally came Josephine S. Trubek, to me known, who being duly sworn, did depose and say that she resides in the County of Orleans, State of New York, that she is the Incorporator of RCI CORPORATION, that she has read the foregoing instrument and affirms the truth of statement contained therein, and that she signed her name thereto.

Notary Public

2

CERTIFICATE OF MERGER

OF

AMERTEL COMPANY

INTO

RCI CORPORATION

The undersigned corporation DOES HEREBY CERTIFY:

FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

NAME	STATE OF INCORPORATION
RCI CORPORATION	DELAWARE

PENNSYLVANIA	AMERTEL COMPANY

SECOND: That an agreement of merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of subsection (c) of section 252 of the General Corporation Law of the State of Delaware.

THIRD: The name of the surviving corporation of the merger is RCI CORPORATION, a Delaware corporation.

FOURTH: That the Certificate of Incorporation of RCI CORPORATION, a Delaware corporation shall be the Certificate of Incorporation, of the surviving corporation.

FIFTH: That the executed agreement of merger is on file at the principal place of business of the surviving corporation. The address of said principal place of business is 100 Midtown Plaza, Rochester, New York 14646.

SIXTH: That 1 copy of the agreement of merger will be furnished on request and without cost to any stockholder of any constituent corporation.

SEVENTH: The authorized capital stock of each foreign corporation which is a party to the merger is as follows:

Corporation	Class	Number of shares	Par value per share
AMERTEL COMPANY	Common	1 million	.10

EIGHTH: This Certificate of Merger shall become effective at 11:59 p.m. E.S.T. on December 31, 1985.

Dated: December 24, 1985.

RCI Corporation

/s/ John H. Cline
John H. Cline, President

ATTEST:

/s/ Alan E. Withers
Alan E. Withers, Secretary

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF RCI CORPORATION

It is hereby certified that:

1. The name of the corporation (hereinafter called the “corporation”) is RCI CORPORATION

2. The certificate of incorporation of the corporation is hereby amended by striking out Article(s) First thereof and by substituting in lieu of said Article(s) the following new Article(s) First:

FIRST: The name of the corporation is: RCI NETWORK SERVICES, INC.

3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of section 242 of the General Corporation Law of the State of Delaware.

4. That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholder of said corporation was duly called and held, upon notice in accordance with section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

5. That said amendment was duly adopted in accordance with the provisions of section 242 of the General Corporation Law of the State of Delaware.

6. That the capital of said corporation shall not be reduced under or by reason’ of said amendment.

signed and attested to on February 28, 1990.

By:	/s/ Louis L. Massaro
Louis L. Massaro, President

By:	/s/ George A. Valenti, Secretary
George A. Valenti, Secretary

STATE OF DELAWARE

SECRETARY OF STATE

DIVISION OF CORPORATIONS FILED 02:00 PM 12/29/1993

AGREEMENT OF MERGER

OF

RCI LONG DISTANCE, INC.

AND

RCI NETWORK SERVICES, INC.

AGREEMENT OF MERGER approved on November 2, 1993 by RCI LONG DISTANCE, INC., a business corporation of the State of Delaware, and by resolution adopted by its Board of Directors on said date, and approved on November 2, 1993 by RCI NETWORK SERVICES, INC., a business corporation of the State of Delaware, and by resolution adopted by its Board of Directors on said date.

WHEREAS RCI Long Distance, Inc. (Fed. ID 16-1362382) is a business corporation of the State of Delaware and its registered agent is The Corporation Trust Company located at 1209 Orange Street. Wilmington, Delaware 19801; and

WHEREAS the total number of shares of stock which RCI Long Distance, Inc. has authority to issue is 200, all of which are of one class and of a par value of $.01 each; and

WHEREAS RCI Network Services, Inc. (Fed. ID 16-1194420) is a business corporation of the State of Delaware and its registered agent is The Prentice-Hall Corporation System, Inc. located at 32 Loockerman Square, Suite L-100, Dover, Delaware 19901; and

WHEREAS the total number of shares of stock which RCI Network Services, Inc. has authority to issue is 1,000, all of which are of one class and of a par value of $.01 each; and

WHEREAS RCI Long Distance, Inc. and RCI Network Services, Inc. and the respective Boards of Directors thereof deem it advisable and to the advantage, welfare and best interests of said corporations and their respective stockholders to merge RCI Long Distance, Inc. with and into RCI Network Services, Inc., pursuant to the provisions of the General Corporation Law of the State of De1aware upon the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and of the mutual agreement of the parties hereto, being thereunto duly approved by a resolution adopted by the Board of Directors of RCI Long Distance, Inc. and duly approved by a resolution adopted by the Board of Directors of RCI Network Services, Inc., the Agreement of Merger and the terms and conditions thereof and the mode of carrying the same into effect, together with any provisions required or permitted to be set forth therein, are hereby determined and agreed upon 8S hereinafter in this Agreement set forth.

1. RCI Long Distance, Inc. and RCI Network Services, Inc. shall, pursuant to the provisions of the General Corporation Law of the State of Delaware, be merged with and into a single corporation, to wit, RCI Network Services, Inc., which shall be the surviving Corporation from and after the effective time of the merger, and which is sometimes hereinafter referred to as the “surviving corporation”, and which shall continue to exist as said surviving corporation under the name “RCI Long Distance, Inc.” (Fed ID N 16~1194(20) pursuant to the provisions of the General Corporation Law of the State of Delaware.

The separate existence of RCI Long Distance, Inc., which is hereinafter sometimes referred to as the “terminating corporation”, shall cease at the said effective time in accordance with the provisions of said General Corporation Law in the State Delaware.

2. The Certificate of Incorporation of RCI Network Services, Inc., the surviving corporation, as now in force and effect, shall continue to be the Certificate of Incorporation of said surviving corporation except that Article FIRST thereof relating to the name Of the corporation is hereby amended and changed so as to read as follows at the effective time of the merger:

“FIRST: The name of the corporation is: RCI LONG DISTANCE, INC.”

and said Certificate of incorporation, as herein amended and changed, shall continue in full force and effect until amended and changed in the manner prescribed by the provisions of the General Corporation Law of the State of Delaware.

3. The present by-laws of the surviving corporation will be the by-laws of said surviving corporation and will continue in full force and effect until changed, altered or amended as therein provided and in the manner prescribed by the provisions the General Corporation Law of the State of Delaware.

4. The directors and officers in office of the surviving corporation at the effective time of the merger shall be the members of the first Board of Directors and the first officers of the surviving corporation, all of whom shall hold their directorships and offices until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the by-laws of the surviving corporation.

5. Each issued share of their terminating corporation shall, at the effective time of the merger, be converted into one share of the surviving corporation. The issued shares of the surviving corporation shall not be converted or exchanged in any manner, but each said share which is issued as of the effective time of the merger shall continue to represent one issued share of the surviving corporation.

6. In the event that this Agreement of Merger shall have been fully adopted upon behalf of the terminating corporation and of the surviving corporation in accordance with the provisions of the General Corporation Law of the State of Delaware, the said corporations agree that they will cause to be executed and filed and recorded any document or documents prescribed by the laws of the State of Delaware, and that they will cause to be performed all necessary acts with in the State of Delaware and elsewhere to effectuate the merger herein provided for.

7. The Board of Directors and the proper officers of the terminating corporation, and of the surviving corporation, are hereby authorized, empowered and directed to do any and all acts and things, and to make, execute, deliver, file and record any and all instruments, papers and documents which shall be or become necessary, proper or convenient to carry out or put into effect any of the provisions of this Agreement of Merger or of the merger herein provided for.

The effective time of the Agreement of Merger, and the time when the merger therein agreed upon shall become effective, shall be upon filing with the Delaware Secretary of State.

Notwithstanding ,the full adoption, Of this Agreement Of Merger, the said Agreement of Merger may be terminated at any time prior to the filing thereof with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, this Agreement of Merger is hereby signed and attested upon behalf of each of the constituent corporations parties thereto.

Dated: December 17, 1993.

RCI LONG DISTANCE, INC.

By: Dale M. Gregory
Its: President and Chief Executive Officer

Attest:

Lauren F. Peck
Its: Assistant Secretary

RCI NETWORK SERVICES, INC.

By: Dale M. Gregory
Its: President and Chief Executive Officer

Attest:

By: Lauren F. Peck
Its: Assistant Secretary

STATE OF DELAWARE

SECRETARY OF STATE

DIVISION OF CORPORATIONS

FILED 09:00 AM 10/20/1994

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

RCI LONG DISTANCE, INC.

RCI LONG DISTANCE, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling for a meeting of the stockholders of said consideration thereof, The resolution setting forth the proposed is as follows:

RESOLVED, That the Certificate of Incorporation of this corporation be amended by changing the Article(s) thereof numbered so that, as amended said Article(s) shall be and read as follows:

FIRST: The Name of the corporation is: FRONTIER COMMUNICATIONS INTERNATIONAL INC.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation law of the State of Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said has caused its corporate seal to be hereunto affixed and this certificate to be signed by Dale M. Gregory, its CEO, and Barbara J. LaVerdi its Assistant Secretary, this 13th day of October,1994

By: Dale M. Gregory, President and CEO

BY: Barbara J. LaVerdi, Assistant Secretary

STATE OF DELAWARE

SECRETARY OF STATE

DIVISION OF CORPORATIONS

FILED 09:00 AM 02/16/1996

AGREEMENT OF MERGER

OF

ROCHESTER TEL TELECOMMUNICATIONS INFORMATION

SERVICES TECHNOLOGIES, INC.

(a New York corporation)

AND

FRONTIER COMMUNICATIONS INTERNATIONAL INC.

(a Delaware corporation)

AGREEMENT OF MERGER entered into on October 13, 1994 by Rochester Tel Telecommunications Information Services Technologies, Inc. (‘RTTIST’), a business corporation of the State of New York, and approved by resolution adopted by its Board of Directors on said date, and entered into on October 13, 1994 by Frontier Communications International Inc., a business corporation of the State of Delaware, and approved by resolution adopted by its Board of Directors on said date.

WHEREAS RTTIST is a business corporation of the State of New York with its principal office therein located at 180 South Clinton Avenue, City of Rochester, County of Monroe; and

WHEREAS the total number of shares of stock which RTTIST has authority to issue is 20,000, all of which are of one class and a par value of $1.00 each; and

WHEREAS Frontier Communications International Inc. is a business corporation of the State of Delaware with its registered office therein located at 1013 Centre Road, City of Wilmington, County of New Castle; and

WHEREAS the total number of shares of stock which Frontier Communications International Inc. has authority to issue is 1,000, all of which are of one class and of a par value of $0.01 each; and

WHEREAS the New York Business Corporation Law permits a merger of a business corporation of the State of New York with and into a business corporation of another jurisdiction; and

WHEREAS the General Corporation Law of the State of Delaware permits the merger of a business corporation of another jurisdiction with and into a business corporation of the State of Delaware; and

WHEREAS RTTIST and Frontier Communications International Inc. and the respective Boards of Directors thereof deem it advisable and to the advantage, welfare, and best interests of said corporations and their respective stockholders to merge RTTIST with and into Frontier Communications International Inc. pursuant to the provisions of the New York Business Corporation law and pursuant to the provisions of the General Corporation Law of the State of Delaware upon the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and of the mutual agreement of the parties hereto, being thereunto duly entered into by RTTIST and approved by a resolution adopted by its Board of Directors and being thereunto duly entered into by Frontier Communications International Inc. and approved by a resolution adopted by its Board of Directors, the Agreement Of Merger and the terms and conditions thereof and the mode of carrying the same into effect, together with any provisions required or permitted to be set forth therein, are hereby determined and agreed upon as hereinafter in this Agreement set forth.

1. RTTIST and Frontier Communications International Inc. shall, pursuant to the provisions of the New York Business Corporation Law and the provisions of the General Corporation Law Of the state of Delaware, be merged with and into a single corporation, to wit, Frontier Communications International Inc., which shall be the surviving corporation from and after the effective time of the merger, and which is sometimes hereinafter referred to as the “surviving corporation”, and which shall continue to exist as said surviving corporation under its present name pursuant to the provisions of the General Corporation Law of the State of Delaware. The separate existence of RTTIST, which is sometimes hereinafter referred to as the ‘terminating corporation’, shall cease at said effective time in accordance with the provisions of the New York Business Corporation Law.

2. The Certificate of Incorporation with any amendments thereto, of the surviving corporation shall continue to be the Certificate of Incorporation of said surviving corporation until amended and changed pursuant to the provisions of the General Corporation Law of the State of Delaware.

3. The present by-laws of the surviving corporation will be the by-laws of said surviving corporation and will continue in full force and effect until changed, altered or amended as therein provided and in the manner prescribed by the provisions of the General Corporation Law of the State of Delaware.

4. The directors and officers in office of the surviving corporation at the effective time of the merger shall be the members of the first Board of Directors and the first officers of the surviving corporation, all of whom shall hold their directorships and offices until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the by-laws of the surviving corporation.

5. The one hundred (100) issued shares of the terminating corporation shall, at the effective time of the merger, be converted into one (1) share of the surviving corporation. The issued shares of the surviving corporation shall not be converted or exchanged in any manner, but each said share which is issued as of the effective date of the merger shall continue to represent one issued share of the surviving corporation.

6. In the event that this Agreement of Merger shall have been fully approved and adopted upon behalf of the terminating corporation in accordance with the provisions of the New York Business Corporation Law and upon behalf of the surviving corporation in accordance with the provisions of the General Corporation Law of the State of Delaware, the said corporations agree that they will cause to be executed and filed and recorded any document or documents prescribed by the laws of the State of New York and by the laws of the State of Delaware, and that they will cause to be performed all necessary acts within the State of New York and the State of Delaware and elsewhere to effectuate the merger herein provided for.

7. The Board of Directors and the proper officers of the terminating corporation and of the surviving corporation are hereby authorized, empowered, and directed to do any and all acts and things, and to make, execute, deliver, file, and record any and all instruments, papers, and documents which shall be or become necessary, proper, or convenient to carry out or put into effect any of the provisions of this Agreement of Merger or of the merger herein provided for.

IN WITNESS WHEREOF, this Agreement of Merger is hereby executed upon behalf of each of the constituent corporations parties thereto.

Dated: 4/10/1995

Frontier Communications International lnc.

By: Barbara J. LaVerdi, Assistant Secretary

Rochester Tel Telecommunications Information Services Technologies, Inc.

By: Barbara J. LaVerdi, Assistant Secretary

STATE OF DELAWARE

SECRETARY OF STATE

DIVISION OF CORPORATIONS FILED

09:05 02/16/1996

AGREEMENT OF MERGER

OF

ROCHESTER TEL BUSINESS MARKETING CORPORATION

(a New York corporation)

AND

FRONTIER COMMUNICATIONS INTERNATIONAL INC.

(a Delaware corporation)

AGREEMENT OF MERGER entered into on October 13, 1994 by Rochester Tel Business Marketing Corporation, a business corporation of the State of New York, and approved by resolution adopted by its Board of Directors on said date, and entered into on October 13, 1994 by Frontier Communications International Inc., a business corporation of the State of Delaware, and approved by resolution adopted by its Board of Directors on said date.

WHEREAS Rochester Tel Business Marketing Corporation is a business corporation of the State of New York with its principal office therein located at 180 South Clinton Avenue. City of Rochester, County of Monroe; and

WHEREAS the total number of shares of stock which Rochester Tel Business Marketing Corporation has authority to issue is 1,000, all of which are of one class and a par value of $0.01 each; and

WHEREAS Frontier Communications International Inc. is a business corporation of the State of Delaware with its registered office therein located at 1013 Centre Road. City of Wilmington, County of New Castle; and

WHEREAS the total number of shares of stock which Frontier Communications International Inc. has authority to issue is 1,000, all of which are of one class and of a par value of $0.01 each; and

WHEREAS the New York Business Corporation Law permits a merger of a business corporation of the State of New York with and into a business corporation of another Jurisdiction; and

WHEREAS the General Corporation Law of the State of Delaware permits the merger of a business corporation of another jurisdiction with and into a business corporation of the State of Delaware; and

WHEREAS Rochester Tel Business Marketing Corporation and Frontier Communications International Inc. and the respective Boards of Directors deem it advisable and to the advantage, welfare, and best interests of said corporations and their respective stockholders to merge Rochester Tel Business Marketing Corporation with and into Frontier Communications International Inc. pursuant to the provisions of the New York Business Corporation Law and pursuant to the provisions of the General Corporation Law of the State of Delaware upon the terms and conditions hereinafter set forth;

NOW THEREFORE, in consideration of the premises and of the mutual agreement of the parties hereto, being thereunto duly entered into by Rochester Tel Business Marketing Corporation and approved by a resolution adopted by its Board of Directors and being thereunto duty entered into by Frontier Communication International Inc. and approved by a resolution adopted by its Board of Directors, the Agreement of Merger and the terms and conditions thereof and the mode of carrying the same into effect, together with any provisions required or permitted to be set forth therein, are hereby determined and agreed upon as hereinafter in this Agreement set forth.

1. Rochester Tel Business Marketing Corporation and Frontier Communications International Inc. shall pursuant to the provisions of the New York Business Corporation Law and the provisions of the General Corporation Law of the State of Delaware, be merged with and into a single corporation, to wit, Frontier Communications International Inc. which shall be the surviving corporation from and after the effective time of the merger, and which is sometimes hereinafter referred to as the ‘surviving corporation’, and which shall continue to exist as said surviving corporation under its present name pursuant to the provisions of the General Corporation Law of the State of Delaware. The separate existence of Rochester Tel Business Marketing Corporation, which is sometimes hereinafter referred to as the ‘terminating corporation’, shall cease at said effective time in accordance with the provisions of the New York Business Corporation Laws.

2. The Certificate of Incorporation, with any amendments thereto, of the surviving corporation shall continue to be the Certificate of Incorporation of said surviving corporation until amended and changed pursuant to the provisions of the General Corporation Law of the State of Delaware.

3. The present by-laws of the surviving corporation will be the by-laws of said surviving corporation and will continue in full force and effect until changed, altered or amended as therein provided and in the manner prescribed by the provisions of tile General Corporation Law of the State of Delaware.

4. The directors and officers in office of the surviving corporation at the effective time of the merger shall be the members of the first Board of Directors and the first officers of the surviving corporation, all of whom shall hold their directorships and offices until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the by-laws of the surviving corporation.

5. The one hundred (100) issued shares of the terminating corporation shall, at the effective time of the merger, be converted into one (1) share of the surviving corporation. The issued shares of the surviving corporation shall not be converted or exchanged in any manner, but each said share which is issued as of the effective date of the merger shall continue to represent one issued share of the surviving corporation.

6. In the event that this Agreement of Merger shall have been fully approved and adopted upon behalf of the terminating corporation in accordance with the provisions of the New York Business Corporation Law and upon behalf of the surviving corporation in accordance with the provisions of the General Corporation Law of the State of Delaware, the said corporations agree that they will cause to be executed and filed and recorded any document or documents prescribed by the laws of the State of New York and by the laws of the State of Delaware, and that they will cause to be performed all necessary acts within the State of New York and the State of Delaware and elsewhere to effectuate the merger herein provided for.

7. The Board of Directors and the proper officers of the terminating corporation and of the surviving corporation are hereby authorized, empowered, and directed to do any and all acts and things, and to make, execute, deliver, file, and record any and all instruments, papers, and documents which shall be or become necessary, proper, or convenient to carry out or put into effect any of the provisions of this Agreement of Merger or of the merger herein provided for.

IN WITNESS WHEREOF, this Agreement of Merger is hereby executed upon behalf of each of the constituent corporations parties thereto.

Dated: 5/18/1995

Frontier Communications International Inc.

By: Barbara J. LaVerdi, Assistant Secretary

Rochester Tel Business Marketing Corporation

BY: Barbara J. LaVerdi, Assistant Secretary

STATE OF DELAWARE

SECRETARY OF STATE

DIVISION OF CORPORATIONS

FILED 09:00 AM 07/22/1996

CERTIFICATE OF MERGER

OF

FRONTIER COMMUNICATIONS INTERNATIONAL INC.

AND

TACONIC LONG DISTANCE SERVICE CORP.

It is hereby certified that:

1. The constituent business corporations participating in the merger herein certified are:

(i) Frontier Communications International Inc. (hereinafter “FCI”), which is incorporated under the laws of the State of Delaware; and

(ii) Taconic Long Distance Service Corp. (hereinafter “Taconic”), which is incorporated under the laws of the State of New York.

2. An Agreement of Merger has been approved, adopted, certified, executed, and acknowledged by each of the aforesaid constituent corporations in accordance with the provisions of subsection (c) of Section 252 of the General Corporation Law of the State of Delaware, to wit, by FCI in the same manner as is provided in Section 251 of the General Corporation Law of the State of Delaware and by Taconic in accordance with the laws of the State of its incorporation.

3. The name of the surviving corporation in the merger herein certified is FCI, which will continue its existence as said surviving corporation under(its present name upon the effective date of said merger pursuant to the provisions of the laws of the State of its incorporation.

4. The Certificate of Incorporation of FCI, as now in force and effect. shall continue to be the Certificate of Incorporation of said surviving corporation until amended and changed pursuant to the provisions of the laws of the State of its incorporation.

5. The executed Agreement of Merger between the aforesaid constituent corporations is on file at the principal place of business of the aforesaid surviving corporation, the address of which is as follows: 180 South Clinton Ave., Rochester, NY 14646.

6. A copy of the aforesaid Agreement of Merger will be furnished by the aforesaid surviving corporation on request, and without cost, to any stockholder of each of the aforesaid constituent corporations.

7. The total number of shares of stock which Taconic Long Distance Service Corp. has authority to issue is 220,000,000, all of which are of one class and of a par value of $.01 each.

Dated: July 27, 1996

FRONTIER COMMUNICATIONS INTERNATIONAL INC.

By:	/s/ Robert L. Bittner
Its:	Chief Executive Officer

TACONIC LONG DISTANCE SERVICE CORP.

By:	/s/ Robert L. Barrett
Its:	Executive Vice President

STATE OF DELAWARE

SECRETARY OF STATE

DIVISION OF CORPORATIONS

FILED 09:00 AM 09/29/1999 991409181 -0944968

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

OF

FRONTIER COMMUNICATIONS INTERNATIONAL INC.

It is hereby certified that:

1. The name of the corporation (hereinafter called the ‘corporation’) is Frontier Communications International Inc.

2. The certificate of incorporation of the corporation is hereby amended by striking out Article FIRST thereof and by substituting in lieu of said Article the following new Article FIRST:

“FIRST: The name of the corporation (hereinafter called the ‘corporation’) is GLOBAL CROSSING NORTH AMERICAN NETWORKS, INC.”

3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

Signed on September 21, 1999

/s/ Barbara J. LaVerdi
Barbara J. LaVerdi, Assistant Secretary